                                                                       EXHIBIT 5

           [LETTERHEAD OF COLLIER SHANNON SCOTT, PLLC, CHARLOTTE, NC]
                             [FORM OF LEGAL OPINION]

May 16, 2001


LSB Bancshares, Inc.
One LSB Plaza
Lexington, North Carolina, 27292

                                 Re:      LSB Bancshares, Inc.
                                          Registration Statement on Form S-8
Ladies/Gentlemen:

We have acted as counsel to LSB Bancshares, Inc., a North Carolina corporation ("LSB"), and Lexington State Bank, a North Carolina chartered bank and a wholly-owned subsidiary of LSB ("LSB Bank"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration Statement"), under the Securities Act of 1933, as amended, covering the registration of 750,000 shares of Common Stock, par value $5.00 per share ("Common Stock"), to be issued under the LSB Bancshares, Inc. 1996 Omnibus Stock Plan, as Amended ("Plan").

We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Articles of Incorporation and Bylaws, each as amended to date, the minutes of meetings and resolutions of the Board of Directors, and reproduced or certified copies of such records and such other documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to any facts material to our opinion expressed below, we have relied upon the representations, warranties and certificates of corporate officers of LSB and LSB Bank. In rendering the opinions expressed below, we have assumed (i) the authenticity and conformity to the original documents of all documents submitted to us as certified, conformed, facsimile or photographic copies, and the genuineness of all signatures on all documents, and (ii) the correctness and completeness or all documents and certificates of all public officials.

Based on the foregoing, we are of the opinion that the shares of Common Stock when sold under the Plan as stated in the Registration Statement will be duly and validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement filed with the Securities and Exchange Commission.

Sincerely,

/s/ Collier Shannon Scott, PLLC